SOUND SHORE FUND, INC.
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Harry W. Clark, H. Williamson Ghriskey, Jr., David Blair Kelso, Harry Burn, III, and T. Gibbs Kane, Jr. constitute and appoint Lowell Haims, Gino Malaspina, and Zachary Tackett, each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A and any or all amendments thereto of Sound Shore Fund, Inc., and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Harry W. Clark______________	/s/ H. Williamson Ghriskey, Jr.__
Harry W. Clark	H. Williamson Ghriskey, Jr.

/s/ David Blair Kelso ___________	/s/ Harry Burn, III ____________
David Blair Kelso	Harry Burn, III

/s/ T. Gibbs Kane, Jr.___________
T. Gibbs Kane, Jr.

Dated: April 21, 2016